Exhibit 1.1

CONFIDENTIAL

BRIGHTHOUSE FINANCIAL, INC.

[23,155,117] Shares of Common Stock

Underwriting Agreement

June [•], 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

The stockholders named in Schedule 2 hereto (collectively, the “Selling Stockholders”) of Brighthouse Financial, Inc., a Delaware corporation (the “Company”), propose to sell to Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (collectively, the “Underwriters”), an aggregate of [23,155,117] shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Stock”). On the date hereof and prior to the execution of this Agreement, the Selling Stockholders entered into an exchange agreement (the “Exchange Agreement”) with MetLife, Inc., a Delaware corporation (“MetLife”). Pursuant to the Exchange Agreement, and prior to the execution of this Agreement, MetLife transferred to the Selling Stockholders the Shares in exchange for certain indebtedness of MetLife held by the Selling Stockholders (the “Exchange”).

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-[•]), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus, as supplemented by the preliminary prospectus supplement, each dated June 12, 2018, and the term “Prospectus” means the prospectus dated June [•], 2018 (the “Basic Prospectus”), as supplemented by the prospectus supplement dated June [•], 2018 (the “Prospectus Supplement”), in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act), if any, listed on Annex A hereto.

“Applicable Time” means [•] P.M., New York City time, on June [•], 2018.

2. Purchase of the Shares.

(a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Shares set forth opposite its name in Schedule 2 hereto to itself as Underwriter as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from itself as Selling Stockholder at a price per share of $[•], the number of Shares set forth opposite such Underwriter’s name on Schedule 1 hereto.

(b) Each of the Company and the Selling Stockholders understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. Each of the Company and the Selling Stockholders acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by each Selling Stockholder to the Underwriters at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 at 10:00 A.M. New York City time on June [•], 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriters for their respective accounts of the Shares, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.

(d) Each of the Company and each Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, no Underwriter is acting as the agent or fiduciary of the Company or is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. No Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Shares contemplated hereby, and any review by the Underwriters of the Company of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholders that:

(a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof as part of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to (x) any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof, (y) any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholders Information (as defined below) and (z) MetLife furnished to the Company in writing by MetLife expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by MetLife consists of (i) the third sentence of the first paragraph on the cover page of the Prospectus Supplement, (ii) the first sentence of the fourth paragraph on the cover page of the Prospectus Supplement, other than the statement that the Selling Stockholders are the same entities as the underwriters, (iii) the first and fourth sentences of the second paragraph and the third sentence of the third paragraph in the section entitled “Prospectus Supplement Summary—The Underwriting, Debt-for-Equity Exchange and Third Party Tender Offer” in the Prospectus Supplement, (iv) the second sentence of the second paragraph in the third risk factor in the Section entitled “Risk Factors” in the Basic Prospectus, (v) the fourth sentence of the section entitled “Prospectus Supplement Summary—The Offering—Use of Proceeds” in the Prospectus Supplement, (vi) the first sentence of the section entitled “Prospectus Supplement Summary—The Offering—Selling Stockholders” in the Prospectus Supplement, (vii) the second sentence of the second paragraph and the information in the row beginning with “MetLife, Inc.” in the table in the section entitled “Selling Stockholders” in the Prospectus Supplement, (viii) the first and third sentences of the first paragraph, the third sentence of the second paragraph and the last sentence of the third paragraph of the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange” in the Prospectus Supplement, (ix) the statement in the second sentence of the sixth paragraph of the section entitled “Underwriting (Conflicts of Interest)” in the Prospectus Supplement that MetLife will bear the fees and expenses of the offering incurred prior to the debt-for-equity exchange and (x) footnote (1) below the table in the section entitled “Selling Stockholder” in the Basic Prospectus (the “MetLife Information”).

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to (x) any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof, (y) any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholders Information, and (z) MetLife furnished to the Company in writing by MetLife expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by MetLife consists of the MetLife Information.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents, if any, listed on Annex A hereto, the electronic road show dated June [12], 2018 and any other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to (x) any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof, (y) any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in such Issuer Free Writing Prospectus or the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholders Information and (z) MetLife furnished to the Company in writing by MetLife expressly for use in such Issuer Free Writing Prospectus or the Preliminary Prospectus, it being understood and agreed that the only such information furnished by MetLife consists of the MetLife Information.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to (x) any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof, (y) any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement and Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholders Information and (z) MetLife furnished to the Company in writing by MetLife expressly for use in the Registration Statement and Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by MetLife consists of the MetLife Information.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has sustained any loss or interference material to the business of the Company and its subsidiaries considered as a whole, other than as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, other than intercompany arrangements and the impact therefrom among the Company and its subsidiaries as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which would not materially impact the Company and its subsidiaries considered as a whole, there has not been any (i) material addition, or development involving a prospective material addition, to the liability of any Material Subsidiary (as defined below) for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of any subsidiary of the Company or material change in the capital stock or other ownership interests of the Company or any of its Material Subsidiaries or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or GAAP basis, as applicable) of the Company and its subsidiaries considered as a whole. For purposes of this Agreement, “Material Subsidiary” means the subsidiaries listed in Schedule 3 to this Agreement. The subsidiaries identified in Schedule 3 to this Agreement as “significant subsidiaries” are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(h) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects that materially interfere with the use made and proposed to be made of such property by the Company or any of its Material Subsidiaries, except, in each case, such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, equity, reserves, surplus or results of operations of the Company and its consolidated subsidiaries considered as a whole (a “Material Adverse Effect”), and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions that do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any of its Material Subsidiaries.

(i) Organization and Good Standing. The Company and each of its Material Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been duly qualified for the transaction of business and are in good standing under the laws of each other jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock–Authorized Capital Stock”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Material Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Pricing Disclosure Package and the Prospectus), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k) Due Authorization. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Insurance Subsidiaries. Each subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (each, an “Insurance Subsidiary” and collectively, the “Insurance Subsidiaries”) is licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the “Approvals”) of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect.

(m) Approvals and Filings. The Company and each Material Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Material Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Material Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Material Subsidiary, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except for any such non-compliance, suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect.

(n) Compliance with Insurance Laws and Regulations. Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions that are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(o) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption law; or (iv) offered or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and ensure compliance with such anti-bribery and anti-corruption laws.

(p) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(q) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”, and such sanctions, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of

Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, and are not knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(r) Broker-Dealer and Investment Advisor Subsidiaries. Each subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a “Broker-Dealer Subsidiary” and an “Investment Advisor Subsidiary”) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Pricing Disclosure Package, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in a certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction that are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(s) No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other written agreement or similar instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or that affects the validity, performance or consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus, nor will such action result in any violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in each case other than such breaches, conflicts, violations, or defaults which individually or in the aggregate, would not have a Material Adverse Effect and would not adversely affect the validity or performance of the Company’s obligations under this Agreement; nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of the Company or any of its subsidiaries; and no Approval of or Filing with any such court or insurance regulatory authority or other governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such Approvals or Filings as may be required by the Financial Industry Regulatory Authority, Inc. and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(t) Legal Proceedings. Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by this Agreement or which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u) No Violation or Default. Neither the Company nor any of its Material Subsidiaries is in violation of any of its certificate of incorporation or by-laws or similar organizational documents. Neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, which default or violation under clause (i) or (ii) above would have, individually or in the aggregate, a Material Adverse Effect.

(v) Independent Accountants. Deloitte & Touche LLP, which has audited certain consolidated financial statements of the Company, is an Independent Registered Public Accounting Firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(w) Investment Company Act. The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(x) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that is designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Taxes. (i) All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, (ii) (A) all taxes (whether imposed directly or through withholding) including any interest, fine, sales and use taxes, all taxes which the Company and any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties with respect to the period covered by such tax returns, additions to tax, or penalties applicable thereto due or claimed to be due from such entities have been timely paid, and (B) no deficiency assessment with respect to a proposed adjustment of the Company or its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, in each case of (A) and (B), other than such taxes or adjustments that are being contested in good faith or for which adequate reserves have been provided, and (iii) to the Company’s knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or its subsidiaries.

(aa) IT Systems. The Company and its subsidiaries have taken commercially reasonable measures to maintain protections against unauthorized access to, or disruption or failure of, their information technology systems. To the Company’s knowledge, during the past twelve months, neither the Company nor any of its subsidiaries have been subject to any material unauthorized access to their data contained on their information technology systems.

(bb) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(cc) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(dd) No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ee) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ff) Intellectual Property. The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their business, except for any failure to own or have the right to use Intellectual Property as would not have, individually or in the aggregate, a Material Adverse Effect.

(gg) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) No Registration Rights. Other than as described in the Pricing Disclosure Package, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

(ii) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter and the Company that:

(a) Approvals and Filings; Due Authorization. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for consents, approvals, authorizations and orders that have been or will be obtained or made on or prior to the Closing Date; and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(b) No Violation, Default or Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement and the consummation by such Selling Stockholder of the transactions contemplated hereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, (ii) result in any violation of the provisions of the certificate of formation or limited liability company operating agreement of such Selling Stockholder or (iii) result in the violation of any law or statute or any administrative regulation or administrative or court decree, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, charge or encumbrance that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform, or prevent or materially interfere with the performance of such Selling Stockholder of, its obligations under this Agreement (a “Selling Stockholder Material Adverse Effect”).

(c) Security Entitlement. Such Selling Stockholder will have, immediately prior to the time of the sale of the Shares on the Closing Date, valid title, or a “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”), to the Shares to be sold by such Selling Stockholder at the Closing Date, free and clear of all liens, encumbrances, equities or adverse claims. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d) No Stabilization. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares (it being understood that such Selling Stockholder makes no statement as to the actions taken by or on behalf of the Underwriters in connection with the offering of the Shares contemplated hereby).

(e) Pricing Disclosure Package. Such Selling Stockholder’s Selling Stockholder Information included in the Pricing Disclosure Package at the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents, if any, listed on Annex A hereto, the electronic road show dated June [12], 2018 and any other written communications approved in writing in advance by the Company and the Underwriters.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, such Selling Stockholder’s Selling Stockholder Information included in the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, such Selling Stockholder’s Selling Stockholder Information included in the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Organization and Good Standing. Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged, except in each case where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Selling Stockholder Material Adverse Effect.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter and each Selling Stockholder that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered), if any, to the Underwriters in New York City prior to 10:00 A.M., New York City time, not later than the second business day succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object.

(d) Notice to the Underwriters. The Company will advise the Underwriters promptly (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Underwriters as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided the Company will be deemed to have complied with this covenant to the extent that such earnings statement is filed in accordance with the rules and regulations of the Commission and on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(h) Clear Market. For a period of 60 days after the date of the Prospectus (the “Restricted Period”), the Company will not, directly or indirectly, (i) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or any other equity or equity-linked securities of the Company (the “Subject Securities”), or publicly disclose the intention to make any offer, sale, pledge, issuance, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any Subject Security, in cash or otherwise, without the prior written consent of the Underwriters. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of any Subject Securities upon the exercise of any option outstanding on the date hereof under the Company’s existing equity incentive plans, or the vesting of any previously issued restricted stock, restricted stock units or performance stock units outstanding on the date hereof under the Company’s existing equity incentive plans, (C) grants made under any equity compensation plan described in the Pricing Disclosure Package and existing on the date hereof (including, for the avoidance of doubt, offers and issuances of Subject Securities pursuant to and in accordance with the terms of the Company’s Employee Stock Purchase Plan), (D) the entry by the Company into an agreement providing for the direct or indirect acquisition of 100% of the Common Stock by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), provided such transaction is approved by the Board of Directors of the Company, and provided further that, if such transaction is not consummated, the underlying shares of Common Stock shall continue to be subject to the restrictions contained in the preceding sentence, (E) any issuance or transfer of Subject Securities as consideration for a merger, acquisition, asset transfer or similar transaction, provided that the aggregate amount represented by all securities that the Company issues or transfers or agrees to issue or transfer pursuant to this clause (E) during the Restricted Period shall not exceed five percent (5%) of the total number of shares of the Company’s Common Stock issued and outstanding on the date hereof, and provided further, that the Company shall cause the recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a “lock-up” agreement, substantially in the form of Exhibit A hereto, (F) the filing of a “universal shelf”

registration statement on Form S-3, provided that no Subject Securities may be offered, sold, transferred or otherwise disposed of pursuant to such registration statement during the Restricted Period and (H) the sale of shares of Brighthouse common stock by insurance company separate accounts managed by Brighthouse Life Insurance Company or any of Brighthouse’s other affiliates in accordance with a passive indexing strategy.

(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock (it being understood that the Company makes no statement as to the actions taken by or on behalf of the Underwriters or the Selling Stockholders in connection with the offering of the Shares contemplated hereby).

(j) Exchange Listing. The Company will use its reasonable best efforts to maintain the listing of the Common Stock on The Nasdaq Stock Market LLC (the “NASDAQ”).

(k) Reports. So long as the Shares are outstanding, the Company will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

6. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) above (including the electronic road show referred to therein), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Underwriters shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company (i) confirming that the representations and warranties of the Company set forth in Section 3 of this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, (i) Deloitte & Touche LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to such Closing Date and (ii) the Underwriters shall have received a certificate of chief financial officer of the Company in form and substance satisfactory to the Underwriters, stating, as of such date, the conclusions and findings of such individual, in his capacity as chief financial officer of the Company, with respect to the financial information and such other matters as reasonably requested by the Underwriters.

(g) Opinion and Disclosure Letter of Counsel for the Company. Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and disclosure letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex B-1 hereto.

(h) In-House Opinion. Bruce Schindler, Esq., Head of General Corporate Law and Associate General Counsel of the Company, shall have furnished to the Underwriters his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex B-2 hereto.

(i) Opinion and Disclosure Letter of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion and disclosure letter, addressed to the Underwriters, of Sullivan & Cromwell LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(k) Good Standing. The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Material Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. The Shares to be delivered on the Closing Date shall have been duly listed for quotation on the NASDAQ.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and the executive officers and directors of the Company named on Schedule 4 relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(n) Exchange of Shares. On or prior to the Closing Date, the Exchange shall have occurred in accordance with the terms of the Exchange Agreement and without giving effect to any material amendment not consented to by the Underwriters. Immediately prior to the Closing Date, MetLife shall have furnished to the Selling Stockholders the certificate contemplated by Section 5(c) of the Exchange Agreement.

(o) Market Conditions. On or prior to the Closing Date, none of the following shall have occurred: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the NASDAQ; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(p) Additional Documents. On or prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its partners, affiliates participating in the distribution, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) the Prospectus (or any amendment or supplement thereto, when considered together with the document to which such amendment or supplement relates), the Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) or the Pricing Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or any such amendment or supplement(s) in reliance upon and in conformity with information relating to (x) any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below, (y) any Selling Stockholder Information, or (z) the MetLife Information.

(b) Indemnification of the Underwriters and the Company by the Selling Stockholders. Each of the Selling Stockholders, severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder, agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, the Company, its directors and officers and each person, if any, who controls such Underwriter or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities (or actions in respect thereof) to which such Underwriters or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto, when considered together with the document to which such amendment or supplement relates), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or any such amendment or supplement(s) in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following information: (i) the identity of such Selling Stockholder set forth in the Prospectus Supplement, (ii) the statement in the Prospectus Supplement that such Selling Stockholder is the same entity as one of the Underwriters, (iii) the first paragraph, the second sentence of the second paragraph and the first and second sentences of the third paragraph in the section entitled “Prospectus Supplement Summary—The Underwriting, Debt-for-Equity Exchange and Third Party Tender Offer” in the Prospectus Supplement, (iv) the third sentence of the section entitled “Prospectus Supplement Summary—The Offering—Use of Proceeds” in the Prospectus Supplement, (v) the third sentence of the first paragraph in the section entitled “Use of Proceeds” in the Prospectus Supplement, (vi) the fifth sentence of the second paragraph in the section entitled “Selling Stockholders” in the Prospectus Supplement, (vii) the second sentence of the first paragraph and the first, second, third, fourth and fifth sentences of the second paragraph in the section entitled “Underwriting (Conflicts of Interest)—The Debt-for-Equity Exchange” in the Prospectus Supplement and (viii) the statement in the second sentence of the sixth paragraph of the section entitled “Underwriting (Conflicts of Interest)” in the Prospectus Supplement that the Selling Stockholders will bear the fees and expenses of the offering incurred after the debt-for-equity exchange (as it relates to each Selling Stockholder, such Selling Stockholder’s “Selling Stockholder Information” and, together with the Selling Stockholder Information of the other Selling Stockholders, the “Selling Stockholders Information”).

(c) Indemnification of the Company and the Selling Stockholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders against any and all losses, claims, damages or liabilities (or actions in respect thereof) to which the Company and such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto, when considered together with the document to which such amendment or supplement relates), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Pricing Disclosure Package, or any such amendment or supplement(s) in reliance upon and in conformity with information relating to such Underwriter furnished to the

Company in writing by such Underwriter expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: the thirteenth, fourteenth and fifteenth paragraphs in the section entitled “Underwriting (Conflicts of Interest)” in the Prospectus Supplement.

(d) Notice and Procedures. Promptly after receipt by an indemnified party under paragraph (a), (b) or (c) above (the “Indemnified Person”) of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph (the “Indemnifying Person”), notify the Indemnifying Person in writing of the commencement thereof; the omission so to notify the Indemnifying Person shall relieve it from any liability which it may have to any Indemnified Person under such paragraph, to the extent the Indemnifying Person is actually materially prejudiced by such omission and shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such paragraph. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person or any other Indemnified Person), and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnifying Person and such Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and such Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. In no event shall the Indemnifying Person be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances. If the Indemnified Persons are Underwriters, their affiliates, directors, officers or any control persons of Underwriters, any such separate counsel shall be designated in writing by the Underwriters. If the Indemnified Persons are the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company, such separate counsel shall be designated in writing by the Company.

(e) Contribution. If for any reason the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each Indemnifying Person under such paragraph shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and the Indemnified Person in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Person and Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been made (or omitted) by, or relates to information supplied by such Indemnifying Person or Indemnified Person, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders or any of the Underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to in paragraph (e) above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating or, except as provided in paragraph (d) above, defending any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 8 hereof.

12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: [•]; J.P. Morgan Securities LLC, 383

Madison Avenue, New York, NY 10179, Attention: Equity Syndicate Desk (fax: (212) 622-8358); Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (fax: [•]), Attention: [•]; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department (fax: (212) 214-5918), in each case with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (fax: (212) 558-3588), Attention: [•]. Notices to the Company shall be given to Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277 (fax: (212) 949-5927), Attention: Bruce Schindler, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 (fax: (212) 909-6836), Attention: Peter J. Loughran. Notices to the Selling Stockholders shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: [•]; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Equity Syndicate Desk (fax: (212) 622-8358); Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (fax: [•]), Attention: [•]; and Wells Fargo Securities, LLC, [•], Attention [•], in each case with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (fax: (212) 558-3588), Attention: [•].

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BRIGHTHOUSE FINANCIAL, INC.

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC, as Selling Stockholder

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC, as Selling Stockholder

By:
Name:
Title:

MORGAN STANLEY & CO. LLC, as Selling Stockholder

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC, as Selling Stockholder

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

GOLDMAN SACHS & CO. LLC, as Underwriter

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC, as Underwriter

By:
Name:
Title:

MORGAN STANLEY & CO. LLC, as Underwriter

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC, as Underwriter

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	[	•]
J.P. Morgan Securities LLC	[	•]
Morgan Stanley & Co. LLC	[	•]
Wells Fargo Securities, LLC	[	•]

Total	[23,155,117	]

Sch. 1-1

Schedule 2

Selling Stockholder	Number of Shares:
Goldman Sachs & Co. LLC	[	•]
J.P. Morgan Securities LLC	[	•]
Morgan Stanley & Co. LLC	[	•]
Wells Fargo Securities, LLC	[	•]

Total	[23,155,117	]

Sch. 2-1

Schedule 3

Material Subsidiaries

Brighthouse Holdings, LLC*

Brighthouse Life Insurance Company*

New England Life Insurance Company

Brighthouse Life Insurance Company of NY

Brighthouse Reinsurance Company of Delaware*

Brighthouse Investment Advisers, LLC

*	“Significant Subsidiary” as defined in Rule 1-02 of Regulation S-X.

Sch. 3-1

Schedule 4

Lock-Up Agreement Signatories

1.	Eric T. Steigerwalt

2.	Anant Bhalla

3.	Christine M. DeBiase

4.	John L. Rosenthal

5.	Myles J. Lambert

6.	Conor Murphy

7.	C. Edward (“Chuck”) Chaplin

8.	Irene Chang Britt

9.	John D. McCallion

10.	Diane E. Offereins

11.	Patrick J. Shouvlin

12.	William F. Wallace

13.	Paul M. Wetzel

Sch. 4-1

Annex A

a.	Free Writing Prospectus[es] Included In Pricing Disclosure Package

[None]

b.	Pricing Information

Public offering price per share: $[•]

Annex A-1

Annex B-1

Form of Opinion of Counsel for the Company

Annex B-1-1

Annex B-2

Form of Opinion of In-House Counsel

Annex B-2-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

June [•], 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

Duke Energy Center

550 South Tryon Street

Charlotte, North Carolina 28202

Re:	Brighthouse Financial, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Brighthouse Financial, Inc., a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters, of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be

Ex. A-1

deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to the following:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, provided that each donee shall sign and deliver a lock-up letter substantially in the form of this Letter Agreement and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(c) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock by will or intestacy, provided that each legatee, heir or other transferee shall sign and deliver a lock-up letter substantially in the form of this Letter Agreement and provided further that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(e) transfers by the undersigned of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock in connection with the direct or indirect acquisition of 100% of the Common Stock by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), provided such transaction is approved by the Boards of Directors of the Company, and provided further that, if such transaction is not consummated, the underlying shares of Common Stock shall continue to be subject to the restrictions contained herein; or

Ex. A-2

(f) one or more sales of shares of Common Stock to the Company, or net share settlement with the Company, to satisfy the exercise price of options, stock appreciation rights or warrants to purchase shares of Common Stock pursuant to any benefit plans on the terms of such plans as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that any shares of Common Stock received upon such exercise shall be subject to all of the restrictions set forth in this Letter Agreement, provided further that no such sales or net share settlement shall result in a net reduction in beneficial ownership of shares of Common Stock, provided further that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such sales or net share settlement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by June 30, 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Ex. A-3